EXHIBIT 1






                           DYNATEC INTERNATIONAL, INC.

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                           September 30, 1996 and 1995

                                C O N T E N T S


                                                                          Page
                                                                          ----
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION. . . . . . . . . .  3

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS. . . . . . . . . . . . . .  5

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY . . .  7

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS. . . . . . . . . . . . . .  9

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . 12

UNAUDITED CONSOLIDATED COSTS OF SALES (SCHEDULE 1) . . . . . . . . . . . . 22

UNAUDITED CONSOLIDATED COST OF GOODS MANUFACTURED (SCHEDULE 2) . . . . . . 23

UNAUDITED CONSOLIDATED EXPENSES (SCHEDULE 3) . . . . . . . . . . . . . . . 24

The information for the Company's nine month period ended September 30, 1996 is unaudited, but in the opinion of management reflects all adjustments which are necessary for a fair presentation of the results of operations for such period. Results for interim periods should not be considered as indicative of results for a full year.

                           DYNATEC INTERNATIONAL, INC.
             UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                    September 30, 1996 and December 31, 1995


                                                                   Audited
                                                    Unaudited      Year-End
            ASSETS                                 September 30   December 31
                                                       1996           1995
                                                   ------------   -----------
CURRENT ASSETS
  Cash                                              $  470,185    $  318,923
Receivables
Trade accounts (net of allowance of
 $14,962 at September 30, 1996 and
 $12,629 at December 31, 1995)                       1,567,369     1,318,792
  Employee advances                                         --         3,838
  Accounts Receivable-related parties
   (Note 12)                                            46,120        83,781
  Accounts Receivable-unconsolidated affiliate
   (Note 11)                                           341,788            --
  Accounts Receivable-other                             81,833            --
  Inventory (Note 2)                                 1,065,049     1,257,180
  Prepaid expenses                                     266,239       213,228
  Unamortized debt issue costs                           1,562         8,594
                                                    ----------    ----------
    TOTAL CURRENT ASSETS                             3,840,145     3,204,336

PROPERTY AND EQUIPMENT (Note 3)                      3,850,734     2,123,671

OTHER ASSETS
  Deposits                                              66,220        29,825
  Deferred tax asset                                    62,713        57,181
  Note receivable-related party (Note 12)              150,000       150,000
  Prepaid Royalties-related party (Note 12)             55,883        71,555
  License, patents and agreements (Note 4)             357,535       433,861
                                                    ----------    ----------
    TOTAL OTHER ASSETS                                 692,351       742,422
                                                    ----------    ----------
      TOTAL ASSETS                                  $8,383,230    $6,070,429
                                                    ----------    ----------
                                                    ----------    ----------


The accompanying notes are an integral part of these financial statements.

                                                                   Audited
                                                    Unaudited      Year-End
      LIABILITIES AND EQUITY                       September 30   December 31
                                                       1996           1995
                                                   ------------   -----------
CURRENT LIABILITIES
  Short-term notes payable (Note 5)                $1,422,723     $  688,899
  Current portion of long-term debt (Note 6)          738,705        810,628
  Current portion of capital lease
   obligations (Note 7)                                46,289         31,514
  Accounts payable                                    687,082        457,286
  Accrued expenses                                    152,927        138,726
  Accrued advertising                                 120,000        150,000
  Accrued royalties payable                            13,203         12,077
  Accrued royalties - related parties (Note 12)            --             --
  Income taxes - current                                  300         29,729
                                                   ----------     ----------
    TOTAL CURRENT LIABILITIES                       3,181,229      2,318,859

LONG-TERM LIABILITIES
  Construction in progress obligations (Note 3)            --        861,744
  Long-term debt (Note 6)                           2,151,924          6,737
  Capital lease obligations (Note 7)                  141,533         89,203
  Deferred income taxes                                11,245         11,245
  Minority interest in affiliate (Note 11)                 --             --
                                                   ----------     ----------
    TOTAL LIABILITIES                               5,485,931      3,287,788

STOCKHOLDERS' EQUITY
  Common stock, $.01 par value (Note 10)
    Authorized  100,000,000 shares
    Issued      947,529 shares at September 30,
                 1996
                941,219 shares at December 31,
                 1995                                   9,474          9,412
  Additional paid-in capital                        2,719,165      2,699,238
  Retained earnings                                   168,660         73,991
                                                   ----------     ----------
          TOTAL STOCKHOLDERS' EQUITY                2,897,299      2,782,641
                                                   ----------     ----------

  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         $8,383,230     $6,070,429
                                                   ----------     ----------
                                                   ----------     ----------

                          DYNATEC INTERNATIONAL, INC.
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                  For the Three and Nine Month Periods Ended
                          September 30, 1996 and 1995


                                    Three Months    Three Months    Nine Months     Nine Months
                                   Ended Sept. 30  Ended Sept. 30  Ended Sept. 30  Ended Sept. 30
                                        1996            1995            1996            1995
                                   --------------  --------------  --------------  --------------
REVENUE
                                     $2,605,008      $2,437,809      $7,464,220      $6,541,099
COST OF SALES
  Products (Schedule 1)              $1,465,483       1,448,197       4,256,097       3,808,275
  Royalties (Note 13)                    65,199          74,489         190,507         198,699
                                     ----------      ----------      ----------      ----------
TOTAL COST OF SALES                   1,530,682       1,522,686       4,446,604       4,006,974

GROSS PROFIT                          1,074,326         915,123       3,017,616       2,534,125

EXPENSES
  Selling expenses (Sch 3)              589,376         438,675       1,536,732       1,469,416
  General & adm exp (Sch 3)             419,329         368,917       1,182,841       1,112,002
  Bad debts                                --             1,500          23,000          15,000
                                     ----------      ----------      ----------      ----------
          TOTAL EXPENSES              1,008,705         809,092       2,742,573       2,596,418
                                     ----------      ----------      ----------      ----------

OPERATING INCOME/(LOSS)                  65,621         106,031         275,043         (62,293)
                                     ----------      ----------      ----------      ----------

OTHER INCOME/(EXPENSE)
  Interest Income                         8,281            --            21,496           9,878
  Research and Development              (16,950)         (6,161)        (25,704)         (8,447)
  Consulting Income (Note 11)           (66,667)           --              --              --
  Loss from affiliate (Note 11)          77,097            --              --              --
  Interest expense                      (63,581)        (45,966)       (166,191)       (105,659)
  Gain (loss) on Sale of Asset          (11,074)           --            (9,675)         21,428
  Miscellaneous Income                  (21,363)           --              --              --
  Gain on Sale of Product Rights           --              --              --           150,000
                                     ----------      ----------      ----------      ----------
TOTAL OTHER INCOME
 /(EXPENSE)                             (94,257)        (52,127)       (180,074)         67,200
                                     ----------      ----------      ----------      ----------

 Income/(loss) from
 Continuing Operations                  (28,636)         53,904          94,969           4,907

The accompanying notes are an integral part of these financial statements.

                         DYNATEC INTERNATIONAL, INC.
               UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Three and Nine Month Periods Ended
                         September 30, 1996 and 1995

                                    Three Months    Three Months    Nine Months     Nine Months
                                   Ended Sept. 30  Ended Sept. 30  Ended Sept. 30  Ended Sept. 30
                                        1996            1995            1996            1995
                                   --------------  --------------  --------------  --------------
DISCONTINUED OPERATIONS
  Gain (Loss) from discontinued
   operations                              --              --              --              --
                                     ----------      ----------      ----------      ----------
  Income/(loss) before
   income taxes                         (28,636)         53,904          94,969           4,907
                                     ----------      ----------      ----------      ----------

INCOME TAX EXPENSE
  Income tax expense (benefit)
   (Note 8)                             (34,054)           (857)            300         (33,584)
                                     ----------      ----------      ----------      ----------
      NET INCOME/(LOSS)              $    5,418      $   54,761      $   94,669      $   38,491
                                     ----------      ----------      ----------      ----------
                                     ----------      ----------      ----------      ----------

Earnings/(loss) per share:
  Continuing Operations                     .01             .06             .10             .04
  Discontinued Operations                  --              --              --              --
                                     ----------      ----------      ----------      ----------
NET EARNINGS/
 (LOSS) PER SHARE                    $      .01      $      .06      $      .10      $      .04
                                     ----------      ----------      ----------      ----------
                                     ----------      ----------      ----------      ----------

                          DYNATEC INTERNATIONAL, INC.
    UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
       For the Nine Month Periods Ended September 30, 1996 and 1995


                                    Nine month period ending September 30, 1996
                                    -------------------------------------------
                                                        Free         Total
                                        Restricted    Trading       Shares
                                          Shares       Shares       Issued
                                        ----------    -------      -------

BALANCE DECEMBER 31, 1995                 385,630      555,593      941,223
Shares issued for rights
  & non-compete                             6,306           --        6,306
Restricted shares free
  trading                                     (72)          72           --
Net Income (September 30, 1996)                --           --           --
                                          -------      -------      -------
                                          -------      -------      -------
BALANCE SEPTEMBER 30, 1996                391,864      555,665      947,529
                                          -------      -------      -------
                                          -------      -------      -------

                                    Nine month period ending September 30, 1995
                                    -------------------------------------------
                                                        Free         Total
                                        Restricted     Trading       Shares
                                          Shares       Shares        Issued
                                        ----------     -------      -------

BALANCE DECEMBER 31, 1994                 331,481      548,797      880,278

Stock relinquished to
  purchase options                        (15,971)      (3,500)     (19,471)
Restricted shares free
  trading                                 (10,291)      10,291           --
Shares issued pursuant to
  stock option agreements                  72,000           --       72,000
Shares issued for rights
  and non-compete                           6,309           --        6,309
Net Income (September 30, 1995)                --           --           --
                                          -------      -------      -------
BALANCE SEPTEMBER 30, 1995                383,528      555,588      939,116
                                          -------      -------      -------
                                          -------      -------      -------


  The accompanying notes are an integral part of these financial statements

                        Additional                      Total
            Common       Paid-In        Retained     Stockholders'
            Stock        Capital        Earnings        Equity
            ------      ----------      --------      ----------
            $9,412      $2,699,238      $ 73,991      $2,782,641
                62          19,927            --          19,989
                --              --            --              --
                --              --        94,669          94,669
            ------      ----------      --------      ----------
            ------      ----------      --------      ----------
            $9,474      $2,719,165      $168,660      $2,897,299
            ------      ----------      --------      ----------
            ------      ----------      --------      ----------


             8,803       2,667,668        26,078       2,702,549
              (195)            195            --              --
                --              --            --              --
               720          (4,251)           --          (3,531)
                64          46,805            --          46,869
                --              --        38,491          38,491
            ------      ----------      --------      ----------
            $9,392      $2,710,417      $ 64,569      $2,784,378
            ------      ----------      --------      ----------
            ------      ----------      --------      ----------

                          DYNATEC INTERNATIONAL, INC.
                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
    For The Three and Nine Month Periods Ended September 30, 1996 and 1995

                                          Three Months Ended              Nine Months Ended
                                      --------------------------     ---------------------------
                                        Sept. 30       Sept. 30        Sept. 30        Sept. 30
                                          1996           1995            1996            1995
                                      -----------    -----------     -----------     -----------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Cash received from
   customers                          $ 2,584,773    $ 2,388,005     $ 8,073,246     $ 6,974,931
  Cash paid to suppliers
   & employees                         (2,311,413)    (2,143,214)     (7,421,861)     (6,406,990)
  Interest paid                           (65,187)       (39,081)       (164,129)        (94,788)
  Income taxes paid                         ( -- )           (50)        (21,989)        (26,347)
                                      -----------    -----------     -----------     -----------
NET CASH PROVIDED (USED)
 BY OPERATING ACTIVITIES                  208,173        205,660         465,267         446,806
                                      -----------    -----------     -----------     -----------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Purchase of Land                           --         (626,153)           --          (626,153)
  Proceeds from Sales of Assets            17,778           --            17,778          10,320
  License, Patents,
   Rights expenditures                       --             --              --          (250,000)
  Received from related parties            41,538           --            37,661         (97,568)
  Stock issuance for rights
   and non-compete                          6,663         31,246          19,989          46,869
  Purchase of stock options                  --             --              --            (3,531)
  Capital expenditures                 (2,400,783)       (51,039)     (2,571,071)       (330,162)
  Minority Interest in affiliate          (77,097)          --              --              --
  Construction in Progress              1,460,538           --           592,810            --
  Advances to affiliate                    68,087           --          (341,788)           --
  Advances to third parties               (81,833)          --           (81,833)           --
                                      -----------    -----------     -----------     -----------
NET CASH PROVIDED (USED)
 BY INVESTING ACTIVITIES                 (965,109)      (645,946)     (2,326,454)     (1,250,225)

                         DYNATEC INTERNATIONAL, INC.
               UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
   For The Three and Nine Month Periods Ended September 30, 1996 and 1995

                                          Three Months Ended              Nine Months Ended
                                      --------------------------     ---------------------------
                                        Sept. 30       Sept. 30        Sept. 30        Sept. 30
                                          1996           1995            1996            1995
                                      -----------    -----------     -----------     -----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Net borrowings (payments)
   under line of credit
   agreements                             333,823        238,815         733,824         263,387
  Net (payments) borrowings
   under capital lease
   obligations                             45,433         (4,744)         67,105          40,514
  Net (payments) borrowings
   on long-term debt                    2,119,466        315,336       2,073,264         496,080
   Net borrowings (payments)
    on construction obligations        (1,531,079)          --         (861,744)            --
                                      -----------    -----------     -----------     -----------
NET CASH PROVIDED (USED) BY
FINANCING ACTIVITIES                      967,643        549,407       2,012,449         799,981

NET INCREASE (DECREASE)
   IN CASH                                210,707        109,121         151,262          (3,438)
   CASH AT BEGINNING OF
   PERIOD                                 259,478        265,562         318,923         378,121

  CASH AT END OF PERIOD               $   470,185    $   374,683     $   470,185     $   374,683
                                      -----------    -----------     -----------     -----------
                                      -----------    -----------     -----------     -----------

NON-CASH INVESTING AND
 FINANCING ACTIVITIES:

Capital acquisitions financed by:
  Accounts payable                        136,137         51,039         306,425         330,162
  Issuance of debt                      2,200,000           --         2,200,000            --
  Capital lease obligations                64,646           --            64,646            --
                                      -----------    -----------     -----------     -----------

                         DYNATEC INTERNATIONAL, INC.
               UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
   For The Three and Nine Month Periods Ended September 30, 1996 and 1995

                     RECONCILIATION OF NET INCOME TO NET
                    CASH PROVIDED BY OPERATING ACTIVITIES

                                          Three Months Ended              Nine Months Ended
                                      --------------------------     ---------------------------
                                        Sept. 30       Sept. 30        Sept. 30        Sept. 30
                                          1996           1995            1996            1995
                                      -----------    -----------     -----------     -----------
Net Income (loss)                     $     5,418    $    54,761          94,669          38,491
Adjustments to reconcile
 net (loss) to net cash
 provided by operating
 activities:
  Depreciation                             83,137         69,055         233,420         189,859
  Amortization                             25,442         35,056          76,326          92,728
  Provisions for losses
   on accounts receivable                    --              751           2,333          (2,464)
  Change in assets & liabilities:
    Decrease (increase) in
     accounts receivable                 (103,925)      (322,885)       (250,910)         79,648
Decrease (increase) in
     Employee advances                      1,848           --             3,838             523
Decrease (increase) in
     inventory                             91,940        165,052         192,131          23,656
    Decrease (increase) in
     prepaids                             (68,416)        68,369         (53,011)        120,248
    Decrease (increase) in
     prepaid royalties                       --             --              --               158
    Decrease (increase) in
     deposits                               7,112           --           (36,395)           --
    Decrease (increase) in
     debt issue costs                       2,344          1,875           7,032            (625)
    Decrease (increase) in
     prepaids-related                      22,221           --            15,672         (78,235)
    Decrease (increase) in
     other assests                           --             --            (5,532)        (79,107)
    Increase (decrease) in
     royalties payable                     (1,834)           677           1,126         (36,120)
    Increase (decrease) in
     royalties payable-
     related                                 --           31,811            --            36,159
    Increase (decrease) in
     accounts payable                      94,293         57,954         229,796          48,905
    Increase (decrease) in
     accrued expenses                      45,387          2,766          14,201         (37,927)
    Increase (decrease) in
     income tax payable                   (41,794)        10,898         (29,429)         27,675
    Increase (decrease) in
     accrued advertising                   45,000         29,520         (30,000)         23,234

     TOTAL ADJUSTMENTS                $   202,755    $   150,899     $   370,598     $   408,315
                                      -----------    -----------     -----------     -----------

NET CASH PROVIDED
    (USED) BY OPERATING
    ACTIVITIES                        $   208,173    $   205,660     $   465,267     $   446,806
                                      -----------    -----------     -----------     -----------
                                      -----------    -----------     -----------     -----------

The accompanying notes are an integral part of these financial statements.

                           DYNATEC INTERNATIONAL, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1996 and 1995



NOTE 1  - BASIS OF PRESENTATION
          The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 1996 and 1995 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-KSB for the period ended December 31, 1995.


NOTE 2  - INVENTORY
          Inventory as of September 30, 1996 and December 31, 1995 is summarized as follows:

                                               September 30  December 31
                                                   1996         1995
                                               ------------  -----------
               Raw                              $  433,783    $  390,490
               Finished                            631,266       866,690
                                                ----------    ----------
                                                $1,065,049    $1,257,180
                                                ----------    ----------
                                                ----------    ----------
          Valued at lower of cost or market:

                                               September 30  December 31
                                                   1996         1995
                                               ------------  -----------
               LIFO basis                       $1,065,049    $1,257,180

               Dynatec inventories are stated at the lower of cost or market, cost being determined using the last-in, first-out (LIFO) method.

               The current cost of inventories exceeded the carrying amount by approximately $12,000 at
               September 30, 1996.

NOTE 3 -       PROPERTY AND EQUIPMENT
               Property and equipment as of September 30, 1996 and December 31, 1995 are detailed in the following summary:


                                                                            Net Book Value
                                                                      -------------------------
                                                       Accumulated     Sept. 30     December 31
                                              Cost     Depreciation      1996          1995
                                           ----------  ------------   -----------   -----------
               Equipment                   $2,107,232   $1,418,458    $   688,774   $  653,992
               Leasehold impr.                  6,410           76          6,334       12,795
               Office equip.                  224,096       90,281        133,815      107,984
               Signs                           10,646        8,216          2,430            -
               Vehicles                        50,377       18,377         32,000       37,152
               Capital leases                 216,872       58,661        158,211       93,989
               Land                           626,153            -        626,153      624,949
               Construction in progress     2,207,734        4,717      2,203,017      592,810
                                           ----------   ----------     ----------   ----------
                                           $5,449,520   $1,598,786     $3,850,734   $2,123,671
                                           ----------   ----------     ----------   ----------
                                           ----------   ----------     ----------   ----------


          Depreciation expense is computed principally on the straight line method in amounts sufficient to write off the cost of depreciable assets over their estimated useful lives. Depreciation for the nine months ended September 30, 1996 amounted to $233,420 ($189,859 for September 30, 1995).

          Rental expense charged to operations for the nine month periods ending September 30, 1996 and 1995 is summarized below:

                                        09-30-96       09-30-95
                                        --------       --------
          Gross rental expense          $116,800       $109,485

                         DYNATEC INTERNATIONAL, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         September 30, 1996 and 1995


NOTE 4  - LICENSE, PATENTS AND AGREEMENTS
          These agreements represent amounts paid for the rights to manufacture, produce, sell and market various products. In March 1995, the Company purchased the rights and customer list for the doorstop product line from All R Prodx, Inc. for $100,000. In addition, a five year non-competition agreement was entered into with All R Prodx, Inc. and its shareholder for $62,500. The remainder of said costs are associated with agreements for the telephone accessory lines. Such costs are amortized on the straight-line method in amounts sufficient to write off the costs over their estimated economic lives. Most of these rights are non-exclusive. Amortization for the nine months ended September 30, 1996 amounted to $76,326 ($92,728 for 1995).

NOTE 5  - SHORT-TERM NOTES PAYABLE
          Short-term notes payable as of September 30, 1996 and December 31, 1995, are detailed in the following summary:

                                                         September 30  December 31
                                                             1996         1995
                                                         ------------  -----------
          Revolving line of credit up to $1,500,000
           with a bank; interest payable monthly at
           1.0% over prime; secured by receivables,
           inventory and the personal guarantee of
           Donald M. Wood, CEO and director; due
           November 30, 1996.                            $1,422,723   $1,103,340
          Less construction in progress obligations:              -     (414,441)
                                                         ----------   ----------
                                                         $1,422,723   $  688,899

     Under the terms of the bank lines of credit the Company is required to maintain certain financial covenants and ratios. The bank may withdraw the lines-of-credit upon default by the Company of various provisions in the line-of-credit agreement. At September 30, 1996 the Company had a ratio of current assets to current liabilities of 1.21 to 1 which is not in compliance with the provisions requiring a minimum ratio of 1.5 to 1.

     Pertinent data regarding aggregate short-term borrowings is as follows:

                                                 September 30    December 31
                                                    1996             1995
                                                 ------------    -----------
          Maximum outstanding                     $1,553,340     $1,103,340
          Average outstanding                      1,281,667        897,022
          Weighted average interest rate
            for the nine month periods                  9.25%         10.15%


NOTE 6  - LONG-TERM DEBT

          Long-term notes payable as of September 30, 1996 and December 31, 1995, are detailed in the following summary:

                                                 September 30    December 31
                                                    1996             1995
                                                 ------------    -----------
          Note payable to financing company
           due in monthly installments of
           $588 with interest at 8.5%; due
           December 1997.                                 --         12,915
          Revolving line of credit payable to
           a bank, interest at prime plus 1.0%
           amortized over 60 months.                 648,411        692,085
          Note payable to a company due in
           quarterly installments of $15,598
           with interest at 8.0%  due
           December 1996.                             15,598         60,575
          Note payable to a company due in
           a lump sum of $25,000; due March
           1997 or sooner based on product
           sales; interest at 8% unsecured.           25,000         25,000
          Note payable to an individual in
           quarterly installments of stock of
           the Company through December 22,
           1996; no interest; unsecured.               6,663         26,790
          Note payable to a bank, with monthly
          installments of $10,480, interest at
          prime plus 2.0%, amortized over
          20 years.                                1,199,642             --
          Note payable to the SBA in monthly
           installments of $8,541 with interest
           at 7.32%, amortized over 20 years.        995,315             --

          Total long-term debt                     2,890,629        817,365
          Less:  current portion                    (738,705)      (810,628)
                                                  ----------      ---------
          Total long-term debt excluding
           current portion                        $2,151,924      $   6,737
                                                  ----------      ---------
                                                  ----------      ---------

                            DYNATEC INTERNATIONAL, INC.
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           September 30, 1996 and 1995



NOTE 6  - LONG-TERM DEBT (CONTINUED)

          Aggregate maturities are as follows:

          Twelve months ending September 30, 1997         923,924
                                             1998         228,252
                                             1999         228,252
                                             2000         228,252
                                             2001         228,252
                                             Later      1,053,697
                                                       ----------
          Total long-term debt                         $2,890,629
                                                       ----------
                                                       ----------

NOTE 7  - LEASES
          All non-cancelable leases with an initial term greater than one year have been categorized as capital or operating leases in conformity with the definitions in Financial Accounting Standards Board Statement No. 13, "Accounting for Leases".

          The following analysis represents property under capital lease at September 30, 1996 and December 31, 1995.

                                                 September 30   December 31
                                                     1996           1995
                                                   --------      ---------
               Equipment                           $216,872      $ 148,405
               Less:  Accumulated depreciation      (58,661)       (54,416)
                                                   --------      ---------
               Net property under capital lease    $158,211      $  93,989
                                                   --------      ---------
                                                   --------      ---------

          At September 30, 1996, the Company is liable under the terms of non-cancelable leases for the following minimum lease commitments:

                                                   Capital     Operating
                                                    Leases      Leases
                                                   --------    ---------
          Year Ended September 30:
               1997                                $ 61,617     $56,465
               1998                                  78,303          --
               1999                                  40,254          --
               2000                                  14,918          --
               2001                                  20,094          --
          Later years                                    --          --
                                                   --------     -------
          Total minimum lease payments             $215,186     $56,465
          Less:  Interest                           (27,364)    -------
                                                   --------     -------
          Present value of net minimum
           lease payments                          $187,822
          Less:  Current portion                    (46,289)
                                                   --------
          Capital lease obligations
               payable long-term                   $141,533
                                                   --------
                                                   --------

NOTE 8  - INCOME TAX EXPENSE
          The provisions for taxes on earnings from continuing operations consisted of the following:

                                                   09-30-96    09-30-95
                                                   --------    --------
          Current
            Federal                                 $ --       $(33,584)
            State                                    300             --
                                                    ----       --------
                                                     300        (33,584)
                                                    ----       --------
                                                    ----       --------

                            DYNATEC INTERNATIONAL, INC.
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           September 30, 1996 and 1995


NOTE 9 -  MAJOR CUSTOMERS
          Sales to major customers for the nine months ended September 30, 1996 are summarized as follows:

                                                          Percent of:
                                                     ------------------------
                                      Sales          Segment     Company Wide
          Customer                   Dollars         Revenues       Revenues
          --------                   -------         --------       --------

          AT&T                      $ 380,237            8%            5%
          United Stationers           473,561           10%            6%
          S.P. Richards               553,816           12%            7%
          National Hardware           421,575           19%            6%
          Gemini Industries           526,600           11%            7%
          WalMart                     319,888           14%            4%
          Sams Club                   453,901           10%            6%
          Boise Cascade               461,105           10%            6%


NOTE 10 - COMMON STOCK
          During the first nine months of calendar year 1995 the company issued 72,000 shares of stock pursuant to the Dynatec International, Inc. incentive stock option plans of 1987 and 1989. As part of the issuance, 19,471 shares of stock were relinquished in order to purchase the stocks. On February 22, 1995, the company completed the acquisition of all of the doorstop business, and some of the doorstop inventory of All R Prodx, Inc. a Utah corporation. As part of this transaction the company signed an agreement to issue 16,818 shares in eight equal quarterly installments. Pursuant to this agreement, the Company issued 6,309 shares of stock in the first nine months of 1996 and 6,306 shares in the first nine months of 1995.

                            DYNATEC INTERNATIONAL, INC.
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           September 30, 1996 and 1995


NOTE 11 - UNCONSOLIDATED AFFILIATE AND MINORITY INTEREST
          The account receivable from unconsolidated affiliate at September 30, 1996 is calculated as follows:
                                      September 30
                                           1996
                                        ---------
     Cash Advances                      $ 341,788
                                        ---------
                                        ---------


          On January 12, 1996, WiTec International, L.L.C., (WiTec) a Utah limited liability company was formed for the purpose of manufacturing and marketing consumer products including headsets, amplifiers and other phone accessories. Initial members of WiTec included Dynatec International, Inc. and Muito Bem Ltd. (The Dynatec Group) and Weiser Telecommunications, Inc. and Margaret Weiser (the Weiser Group). The president of the Company is the beneficial owner of Muito Bem Ltd.

          The company and Witec signed a dissolution agreement in early October 1996. As part of the agreement Dynatec will begin receiving payments on the account receivable in early 1997. Dynatec is also absolved of the recognition of any gains or losses of Witec. The receivable owed to the company was $341,788 at September 30, 1996.

NOTE 12 - RELATED PARTY TRANSACTIONS
          The Company's subsidiary, Softalk, Inc. maintains a royalty agreement for patent and trade-mark rights on telephone accessories from WAC Research, a Utah corporation. Donald M. Wood, CEO and director of the Company is the beneficial owner of one-half of WAC Research. In August 1986, WAC Research, Inc. purchased a 10% royalty right from the inventor of Softalk and related products in a private transaction. This involved both cash and stock in a transaction valued between one and two million dollars being paid to Practical Innovations, Inc. At that time, WAC determined in conjunction with the Board of Directors of Dynatec that the 10% royalty was onerous and not sustainable; therefore, WAC agreed to lower the royalty to 5%.

          During 1995, the Company sold all rights and interest in various discontinued products to WAC Research for $150,000 in the form of a demand note bearing 8% interest. As part of the transaction, inventory and molds were also sold at cost to WAC. During calendar years 1996 and 1995, WAC assumed responsibility for various travel and other expenses related to Dynatec.

          The royalty reduction, purchase of molds, rights, and products, as well as the assumption of expenses as explained above were done in an effort to increase the profitability and/or cash flows of the Company. Management is currently negotiating with WAC Research in regards to the disposition of these items. Management is confident that a solution beneficial to the Company can be reached with WAC.

NOTE 13 - ROYALTIES
          The following is a summary of royalties for the nine month periods ended September 30, 1996 and 1995.


                               Terms                        1996        1995
                             ---------                    --------    --------
WAC Research
  Telephone accessories    5% of net sales.               $131,342    $127,904
  Hardware products           (Same)                         9,772       8,413
Other Entities             3% of net sales prior to 1996
  Hardware products        1% of net sales                  14,337      33,825
  Hardware products        10% of net sales                 33,157      28,557
  Miscellaneous products                                     1,899          --
                                                          --------    --------
                                                          $190,507    $198,699
                                                          --------    --------
                                                          --------    --------

NOTE 14 - FINANCIAL INSTRUMENTS
          OFF-BALANCE SHEET RISK
          ----------------------
          Letters of credit are issued by the Company during the ordinary course of business through their bank as required by certain vendor contracts. As of September 30, 1996, the Company had outstanding letters of credit in the amount of $34,385 for the future purchases of inventory.

          CONCENTRATIONS OF CREDIT RISK
          -----------------------------
          Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company provides credit to its customers in the normal course of business. However, the Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Concentration of credit risk with respect to trade receivables is limited due to the Company's large number of customers and their dispersion across many geographies. The Company places its temporary cash investments with high quality financial institutions. At times such investments may be excess of the FDIC insurance limit.

NOTE 15 - SEGMENT REPORTING
          A summary of information about the Company's operations by segment follows:

                                                September 30   September 30
                                                    1996           1995
                                                ------------   ------------
     Revenues:
      Telephone accessories                       $4,670,628     $3,990,424
      Hardware products                            2,262,231      1,912,143
      Batteries                                       44,302        415,725
      Other segments                                 487,059        222,807
                                                  ----------     ----------
        Total                                     $7,464,220     $6,541,099
                                                  ----------     ----------
                                                  ----------     ----------
      Operating income (loss):
      Telephone accessories                       $  391,442    $   488,740
      Hardware products                             (49,856)      (434,055)
      Batteries                                     (58,964)       (99,446)
      Other segments                                 (7,579)       (17,532)
                                                  ----------     ----------
        Total                                     $  275,043   $   (62,293)
                                                  ----------     ----------
                                                  ----------     ----------
     Identifiable assets:
      Telephone accessories                       $7,796,249     $4,545,542
      Hardware products                              551,993        535,437
      Batteries                                           --        427,699
      Other segments                                  34,988        104,352
                                                  ----------     ----------
        Total                                     $8,383,230     $5,613,030
                                                  ----------     ----------
                                                  ----------     ----------
     Depreciation and amortization:
      Telephone accessories                        $ 180,589    $   166,937
      Hardware products                              111,276        105,711
      Batteries                                        2,334          9,546
      Other segments                                  15,547            393
                                                  ----------     ----------
        Total                                     $  309,746     $  282,587
                                                  ----------     ----------
                                                  ----------     ----------
     Capital expenditures:
      Telephone accessories                       $2,499,753     $  126,019
      Hardware products                               71,318        159,339
      Batteries                                            -         43,437
      Other segments                                       -          1,367
                                                  ----------     ----------
        Total                                     $2,571,071     $  330,162
                                                  ----------     ----------
                                                  ----------     ----------

                                                                     Schedule 1
                        DYNATEC INTERNATIONAL, INC.
                    UNAUDITED CONSOLIDATED COST OF SALES
   For the Three and Nine Month periods ended September 30, 1996 and 1995

                                    Three Months Ended          Nine Months Ended
                                  -----------------------    -----------------------
                                   Sept. 30     Sept. 30      Sept. 30     Sept. 30
                                     1996        1995          1996          1995
                                  ----------   ----------    ----------   ----------
COST OF SALES - PRODUCTS

  Beginning inventory finished    $  784,228   $1,092,682    $  866,690   $  218,369
  Cost of goods manufactured
   (Schedule 2)                    1,287,203    1,112,045     3,944,722    4,289,073
  Amortization                        25,318       34,931        75,951       92,294
  Less ending inv.-finished         (631,266)    (791,461)     (631,266)    (791,461)
                                  ----------   ----------    ----------   ----------
TOTAL COST OF SALES-PRODUCT       $1,465,483   $1,448,197    $4,256,097   $3,808,275
                                  ----------   ----------    ----------   ----------
                                  ----------   ----------    ----------   ----------














The accompanying notes are an integral part of these financial statements.

                                                                    Schedule 2

                        DYNATEC INTERNATIONAL, INC.
            UNAUDITED CONSOLIDATED COST OF GOODS MANUFACTURED
  For the Three and Nine month periods ended September 30, 1996 and 1995


                                    Three Months Ended          Nine Months Ended
                                  -----------------------    -----------------------
                                   Sept. 30     Sept. 30      Sept. 30     Sept. 30
                                     1996        1995          1996          1995
                                  ----------   ----------    ----------   ----------
COST OF GOODS MANUFACTURED
  Beginning inventory-raw         $  372,761   $  329,795    $  390,490   $  999,712
  Materials - raw                  1,072,811      965,248     3,138,200    2,854,243
  Freight in                          44,047       33,303       156,166      120,441
  Depreciation                        56,328       46,208       155,439      126,489
  Labor                              153,272      173,607       461,746      575,366
  Repairs & maintenance                   --        7,089         9,630       16,157
  Miscellaneous - direct              21,767       22,759        66,834       62,629
 Less: ending inventory-raw         (433,783)    (465,964)     (433,783)    (465,964)
                                  ----------   ----------    ----------   ----------
TOTAL COST OF GOODS MANUFACTURED  $1,287,203   $1,112,045    $3,944,722   $4,289,073
                                  ----------   ----------    ----------   ----------
                                  ----------   ----------    ----------   ----------














The accompanying notes are an integral part of these financial statements.

                                                                   Schedule 3

                         DYNATEC INTERNATIONAL, INC.
                       UNAUDITED CONSOLIDATED EXPENSES
  For the Three and Nine month periods ended September 30, 1996 and 1995

                                        Three Months Ended        Nine Months Ended
                                       -------------------    ------------------------
                                       Sept. 30   Sept. 30     Sept. 30      Sept. 30
                                         1996       1995        1996           1995
                                       --------   --------    ----------    ----------
SELLING EXPENSES
  Advertising                          $127,868   $ 37,500    $  202,808    $   68,565
  Commissions                           149,908    123,327       409,272       358,907
  Depreciation - selling                 14,361     13,782        44,330        39,091
  Freight out                            90,560     81,751       269,720       410,619
  Miscellaneous                             367      1,791         5,765        16,046
  Promotions & Literature                37,369     30,918       103,783       100,052
  Salaries-sales                        136,770    116,727       391,874       318,420
  Travel & entertainment                 32,173     32,879       109,180       157,716
                                       --------   --------    ----------    ----------
  TOTAL SELLING EXPENSES               $589,376   $438,675    $1,536,732    $1,469,416
                                       --------   --------    ----------    ----------
                                       --------   --------    ----------    ----------
GENERAL & ADMINISTRATIVE EXPENSES
  Corporate expense                    $ 51,907   $ 73,526    $  130,217    $  160,886
  Depreciation & amortization office     13,044      9,190        34,498        24,713
  Insurance                              53,337     40,019       146,083       152,614
  Legal & accounting                     36,028     28,942        88,651        72,729
  Miscellaneous                               -      2,372         4,165         2,657
  Office Expense                         39,744     19,754       102,572        69,255
  Payroll Taxes                          24,943     32,133        98,496       109,951
  Rent                                   34,665     35,117       116,800       109,485
  Salaries-office & officers            128,947    100,851       359,077       316,731
  Taxes                                   4,976      8,167        16,643        18,304
  Telephone                              17,321     11,581        46,742        41,574
  Utilities                              14,417      7,265        38,897        33,103
                                       --------   --------    ----------    ----------
    TOTAL GENERAL & ADMIN EXPENSE      $419,329   $368,917    $1,182,841    $1,112,002
                                       --------   --------    ----------    ----------
                                       --------   --------    ----------    ----------




The accompanying notes are an integral part of these financial statements.